Amendment to Investment Advisory Agreement

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO Equity Funds, Inc. (formerly, INVESCO Dynamics Fund, Inc.), a Maryland corporation (the "Company") and INVESCO Funds Group, Inc., a Delaware corporation ("IFG"), as of the 28th day of February, 1997 (the "Agreement").

      WHEREAS, the Company desires to have IFG perform investment advisory, statistical, research, and certain administrative and clerical services with respect to management of the assets of the Company allocable to the INVESCO Endeavor Fund, and IFG is willing and able to perform such services on the terms an conditions set forth in the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement, it is agreed that the terms and conditions of the Agreement shall be applicable to the Company's assets allocable to the INVESCO Endeavor Fund, to the same extent as if the INVESCO Endeavor Fund were to be added to the definition of "Funds" as utilized in the Agreement, and that INVESCO Endeavor Fund shall pay IFG a fee for services provided to them by IFG under the Agreement as follows: 0.75% on the INVESCO Endeavor Fund's average net assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on this 18th day of September, 1998.

                                          INVESCO EQUITY FUNDS, INC.



                                          By:   /s/ Mark H. Williamson
                                                -------------------------------
                                                Mark H. Williamson,
                                                President
ATTEST:

/s/ Glen A. Payne
-----------------------------
Glen A. Payne, Secretary
                                          INVESCO FUNDS GROUP, INC.



                                          By:   /s/ Ronald L. Grooms
                                                -------------------------------
                                                Ronald L. Grooms,
                                                Senior Vice President
ATTEST:

/s/ Glen A. Payne
-------------------------------
Glen A. Payne, Secretary